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                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Qwest Communications International Inc.:

  We consent to the use of our reports dated February 19, 1997 included herein and to the reference to our firm under the headings "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Denver, Colorado
April 16, 1997